United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2010

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 2.02 Results of Operations and Financial Condition

See Item 7.01

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

At its meeting on April 29, 2010, the Board of Directors of The Laclede Group, Inc. approved an amendment to Article IV, Section 4 of its bylaws effective upon adoption to change its mandatory retirement provision for directors.  Prior to amendment, the bylaws provided that a director was not eligible for election after reaching age 72.  As amended, the bylaws provide that a director shall retire at the annual meeting of shareholders after reaching age 75.

Item 7.01 Regulation FD Disclosure

On April 30, 2010, the Company issued its earnings news release announcing (i) its unaudited results for the quarter and six months ended March 31, 2010 and (ii) the declaration of dividends on its common stock.  The text of the release is included in Exhibit 99.1 attached to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

  3.2 The Laclede Group Bylaws as amended

99.1 Press release dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: April 30, 2010	By:	/s/ M. D. Waltermire
M. D. Waltermire Chief Financial Officer

LACLEDE GAS COMPANY
Date: April 30, 2010	By:	/s/ M. D. Waltermire
M. D. Waltermire Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.2	The Laclede Group Bylaws as amended April 29, 2010.
99.1	Press release dated April 30, 2010.